CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 34 to Registration Statement No. 2-55301 of Prudential MoneyMart Assets, Inc. of our report dated February 4, 1997, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the heading "Financial Highlights" in the Prospectus, which is also included in such Registration Statement.




Deloitte & Touche LLP
New York, New York
February 25, 1998